Exhibit 4(aa)

                          AMENDMENT TO BRIDGE NOTE AND
                          ----------------------------
                           WARRANT PURCHASE AGREEMENTS
                           ---------------------------

         This AMENDMENT TO BRIDGE NOTE AND WARRANT PURCHASE AGREEMENTS (the "Amendment") is made by and among SANDBOX ENTERTAINMENT CORPORATION (the "Company") and each of undersigned investors (the "Bridge Lenders") as of September 16, 1997.

         A. WHEREAS, the Company and each of the Bridge Lenders are parties to certain Bridge Note and Warrant Purchase Agreements (the "May Bridge Note and Warrant Purchase Agreements"), each dated May 9, 1997 pursuant to which the Bridge Lenders loaned the Company the total aggregate principal amount of $270,000 (collectively, the "May Bridge Loans") in exchange for Convertible Subordinated Promissory Notes (collectively, the "May Bridge Notes"), each dated as of May 9, 1997, and Stock Subscription Warrants (collectively, the "May Bridge Warrants") to purchase a total of 337,500 shares of Series A Preferred Stock of the Company, each dated as of May 9, 1997. Each of the May Bridge Warrants were previously amended by certain Amendments to Stock Subscription Warrants, each dated as of July 25, 1997 (the "Amendments to May Warrants");

         B. WHEREAS, the Company and each of the Bridge Lenders are also parties to certain July Bridge Note and Warrant Purchase Agreements (the "July Bridge Note and Warrant Purchase Agreements"), each dated July 25, 1997 pursuant to which the Bridge Lenders loaned the Company the total aggregate principal amount of $270,000 (collectively, the "July Bridge Loans") in exchange for Convertible Subordinated Promissory Notes (collectively, the "July Bridge Notes"), each dated as of July 25, 1997, and Stock Subscription Warrants (collectively, the "July Bridge Warrants") to purchase a total of 337,500 shares of Series A Preferred Stock of the Company, each dated as of July 25, 1997;

         C. WHEREAS, the Company and each of the Bridge Lenders wish to amend certain of the documents executed in connection with the May Bridge Loans and the July Bridge Loans to clarify the effect of a proposed reverse 1-for-2.5 stock split (the "Stock Split") and to make certain other amendments;

         NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. May Bridge Warrants and July Bridge Warrants. The parties hereby agree that the definition of New Series Conversion Price in the May Bridge Warrants (as amended by the Amendments to the May Warrants) and in the July Bridge Warrants provides that the Bridge Lenders will have the right to exercise the May Bridge Warrants and the July Bridge Warrants at a post Stock Split exercise price of $2.00 per share for a thirty (30) day period beginning on the date an IPO (as that term is defined therein) is consummated.
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         2. May  Bridge  Warrants.  Paragraph  9 of the May Bridge  Warrants  is
deleted and replaced with the following:

                  9. Conversion upon an Equity Financing. If an Equity Financing has closed (or, in the case of a registration statement filed on form SB-2, such registration statement shall have become effective) on or before November 21, 1997, the following definition shall automatically change as follows:

                  a. Warrant Price shall mean the New Series Conversion Price.

         3. May Bridge Notes. Section 2 of the May Bridge Notes is deleted and replaced with the following:

                  2.       Conversion.

                           2.1  Upon an  Equity  Financing.  If prior to (a) the
                  closing of an Equity Financing on or before November 4, 1997 or (b) the effectiveness of an Equity Financing pursuant to a registration statement filed on form SB-2 (which shall be the effective date of such registration statement) on or before November 21, 1997: (y) the Company has not paid the entire unpaid principal amount of this Note and all interest accrued thereon and (z) a conversion has not occurred pursuant to this
                  Section 2 with respect to the entire unpaid principal amount of this Note and all interest accrued thereon, then upon the closing of the Equity Financing, the entire unpaid principal amount of this Note shall automatically be converted into shares of New Series Conversion Stock at the New Series Conversion Price, and the Company shall pay any accrued, but unpaid interest. The Company shall provide the Holder with twenty (20) days prior written notice of the occurrence of an Equity Financing and the proposed terms thereof (provided, however that the Holder waives notice of an Equity Financing if such financing shall be made pursuant to a registration statement on form SB-2). Noteholder agrees to execute and deliver to the Company, at the closing of the Equity Financing, any and all documents with respect to such Equity Financing required to be signed by investors in such Equity Financing ("Financing Documents"). Noteholder shall not be entitled to receive any stock certificate representing shares of New Series Conversion Stock to be issued upon conversion of this Note until this Note is surrendered to the Company for cancellation and all relevant Financing Documents have been duly executed by Noteholder and delivered to the Company.

                           2.2 Upon a Sale of the Company,  Prepayment  or After
                  November  22,  1997.   From  and  after   November  22,  1997,
                  immediately upon a Sale of the Company, or in the event Maker
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                  provides Holder with written notification of Maker's intent to prepay this Note, Holder shall have the option to convert the unpaid principal amount of this Note into shares of Series A Conversion Stock at the Series A Conversion Price pursuant to the form of Notice of Conversion attached hereto as Exhibit I.
                  Noteholder   shall  not  be  entitled  to  receive  any  stock
                  certificate representing such Series A Conversion Stock until this Note is surrendered to the Company for cancellation.

         4. May Bridge Notes and July Bridge Notes. The following new Section 19 is added to each of the May Bridge Notes and the July Bridge Notes:

                  19. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                           19.1 If, at any time  during  the term of this  Note,
                  the number of shares of Series A Preferred Stock (or New Series Conversion Stock) outstanding is increased by a stock dividend payable in shares of Series A Preferred Stock (or New Series Conversion Stock) or by a subdivision or split-up of shares of Series A Preferred Stock (or New Series Conversion Stock), then, following the record date fixed for the determination of Holders of Series A Preferred Stock (or New Series Conversion Stock) entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price (or New Series Conversion Price) shall be appropriately decreased so that the number of shares of Series A Preferred Stock (or New Series Conversion Stock) issuable upon the conversion of this Note shall be increased in proportion to such increase in outstanding shares.

                           19.2 If, at any time  during  the term of this  Note,
                  the number of shares of Series A Preferred Stock (or New Series Conversion Stock) outstanding is decreased by a combination, or reverse split, of the outstanding shares of Series A Preferred Stock (or New Series Conversion Stock), then, following the record date for such combination or reverse split, the Series A Conversion Price (or New Series Conversion Price) shall appropriately increase so that the number of shares of Series A Preferred Stock (or New Series Conversion Stock) issuable upon the conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

         5. Reissuance of July Bridge Notes and July Bridge Warrants. The parties hereby agree that the definition of Series A Conversion Price and Warrant Price in Section A of Exhibit IV to the July Bridge Note and Warrant Purchase Agreements shall be read to take into account any stock splits or stock dividends, including the Stock Split. Therefore, after the Stock Split each of the prices in Section A of Exhibit IV will increase from $.20 per share to $.50 per share.
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         6. Law.  This  Amendment  shall be  governed by the law of the State of
Arizona.

         7. Counterparts; Effectiveness. This Amendment may be executed in counterparts, each of which shall be enforceable against the party executing the counterpart, and all of which shall constitute one instrument. This Amendment shall be effective against each Bridge Lender upon execution of this Agreement by such Bridge Lender, regardless of whether any or all of the other Bridge Lenders shall have executed this Amendment.

         IN WITNESS WHEREOF, the parties have executed this Consent and Waiver as of the 16th day of September, 1997.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]
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                     [SIGNATURE PAGE TO AMENDMENT TO BRIDGE
                      NOTE AND WARRANT PURCHASE AGREEMENTS]


                                        SANDBOX ENTERTAINMENT CORPORATION


                                        By:     /s/ Chad M. Little
                                               ---------------------------------
                                        Title:      President
                                               ---------------------------------

                                        WASATCH VENTURE CORPORATION


                                        By:     /s/ Todd J. Stevens
                                               ---------------------------------
                                        Title:      Secretary and Treasurer
                                               ---------------------------------

                                        NEWTEK VENTURES II, L.P.


                                        By:     /s/ John Hall
                                               ---------------------------------
                                        Title:      G.P.
                                               ---------------------------------

                                        SUNDANCE VENTURE PARTNERS, L.P., a
                                        Delaware limited partnership

                                        By: Anderson & Wells Company, a Delaware
                                            corporation

                                            By:  /s/ Brian N. Burns
                                                --------------------------------
                                                Brian N. Burns, Vice-President


                                        /s/ Wayne Sorensen
                                        ----------------------------------------
                                        Wayne Sorensen
                                        5